EXHIBIT 4.1

STARK FOCUS GROUP, INC.
Number of Shares:	REGISTERED HOLDER	TRANSFER FROM	CERTIFICATE RECEIVED: Date: _______________ 20____ ____________________Signature
Certificate No.:
Class:	Common
Par Value:	$0.0001
Date of Issue:

STARK FOCUS GROUP, INC. A NEVADA CORPORATION
[Cert. No.]	Common	$0.0001	[Date]	[Number of Shares]
TRANSFER OF THESE SHARES IS RESTRICTED
STARK FOCUS GROUP, INC.
THIS CERTIFIES THAT:

is the registered holder of the number of common shares with par value as described hereon transferable only on the books of the Corporation by the holder of this certificate in person, or by a duly authorized agent, upon surrender of this certificate properly endorsed.

See reverse for restrictions	IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.
___________________________ PRESIDENT
___________________________ SECRETARY

[BACK]

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Additional abbreviations may also be used though not on the above list.

For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including zip code of assignee)	Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Date: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.